Exhibit 99.1

CONTACTS:	Vernon L. Patterson	William C. Murschel
	Analyst	Media
	216.689.0520	216.828.7416
	Vernon_Patterson@KeyBank.com	William_C_Murschel@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.Key.com/ir	NEWSROOM: www.Key.com/newsroom
FOR IMMEDIATE RELEASE
KEYCORP REPORTS SECOND QUARTER 2007 EARNINGS
•	Second quarter EPS from continuing operations of $0.85, up from $0.74 for the year-ago quarter

•	Return on average equity from continuing operations of 17.66%, compared to 15.85% one year ago
          CLEVELAND, July 17, 2007 – KeyCorp (NYSE: KEY) today announced second quarter income from continuing operations of $337 million, or $0.85 per diluted common share. This compares to income from continuing operations of $303 million, or $0.74 per share, for the second quarter of 2006, and $358 million, or $0.89 per share, for the first quarter of 2007. Key’s income from continuing operations for the first six months of 2007 was $695 million, or $1.74 per diluted common share. This compares to income from continuing operations – before the cumulative effect of an accounting change – of $577 million, or $1.40 per share, for the first half of 2006.
          Net income totaled $334 million, or $0.84 per diluted common share, for the second quarter of 2007, compared to net income of $308 million, or $0.75 per share, for the second quarter of 2006 and $350 million, or $0.87 per share, for the first quarter of 2007. Key’s net income for the first half of 2007 was $684 million, or $1.71 per diluted common share, compared to $597 million, or $1.45 per share, for the same period last year.
          The following table shows Key’s continuing and discontinued operating results for comparative quarters and for the six months ended June 30, 2007 and 2006.
Results of Operations

	Three months ended			Six months ended
in millions, except per share amounts	6-30-07	3-31-07	6-30-06	6-30-07	6-30-06

Summary of operations
Income from continuing operations before cumulative effect of accounting change	$337	$358	$303	$695	$577
Income (loss) from discontinued operations, net of taxes	(3)	(8)	5	(11)	15
Cumulative effect of accounting change, net of taxes	—	—	—	—	5

Net income	$334	$350	$308	$684	$597

Per common share — assuming dilution
Income from continuing operations before cumulative effect of accounting change	$.85	$.89	$.74	$1.74	$1.40
Income (loss) from discontinued operations	(.01)	(.02)	.01	(.03)	.04
Cumulative effect of accounting change	—	—	—	—	.01

Net income	$.84	$.87	$.75	$1.71	$1.45

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

          As shown below, the comparability of Key’s income from continuing operations for comparative quarters is affected by several significant items, including the McDonald Investments branch network sold in February 2007.
Significant Items Affecting the Comparability of Earnings

	Second Quarter 2007		First Quarter 2007		Second Quarter 2006
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
in millions, except per share amounts	Amount	Amount	Amount	Amount	Amount	Amount

Income from continuing operations — GAAP basis	$467	$337	$505	$358	$428	$303
Significant items:
McDonald Investments branch network	7	4	(159)[a]	(99)[a]	8	5
Gains related to MasterCard Incorporated shares	(40)	(25)	—	—	(9)	(6)
Litigation reserve	42	26	—	—	—	—
Gain from settlement of automobile residual value insurance litigation	—	—	(26)	(17)	—	—
Loss from repositioning of securities portfolio	—	—	49	31	—	—

Income from continuing operations — adjusted basis	$476	$342	$369	$273	$427	$302

Per common share — assuming dilution
Income from continuing operations — GAAP basis	N/M	$.85	N/M	$.89	N/M	$.74
Income from continuing operations — adjusted basis	N/M	.86	N/M	.68	N/M	.74

(a) Includes a $171 million ($107 million after-tax) gain resulting from the February 9, 2007, sale of the McDonald Investments branch network.

N/M = Not Meaningful

GAAP = U.S. generally accepted accounting principles
          “We are extremely pleased with the company’s results in light of continued competitive pressures experienced in a challenging interest rate environment,” said Chairman and Chief Executive Officer Henry L. Meyer III. “Growth in noninterest income and effective expense control drove Key’s strong second quarter results. Noninterest income rose by $104 million from the year-ago quarter, driven by the favorable performance of several of our fee-based businesses. Principal investing gains were $90 million during the current quarter, which was up $67 million from the year-ago period. While we don’t expect this level of principal investing gains to repeat in the second half of 2007, we expect to see strength in several of our fee-based businesses, and our overall outlook for the remainder of the year is positive.
          “Beyond our financial performance for the quarter, as we previously reported, the Comptroller of the Currency and the Federal Reserve Bank of Cleveland have removed the regulatory agreements. I am extremely appreciative of the commitment and level of effort put forth by our employees, and of the support provided by our Board of Directors as we strengthened our Anti-money Laundering and Bank Secrecy Act compliance programs.”
          The company expects earnings per share to be in the range of $1.50 to $1.60 for the second half of 2007.

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

SUMMARY OF CONTINUING OPERATIONS
          Taxable-equivalent net interest income was $706 million for the second quarter of 2007, compared to $726 million for the year-ago quarter. Average earning assets grew by $2.6 billion, or 3%, while the net interest margin for the current quarter declined to 3.46% from 3.68% for the second quarter of 2006. The reduction in the net interest margin was due primarily to tighter interest rate spreads on both loans and deposits, reflecting the continuation of competitive pricing, and a shift from NOW and money market deposit accounts to higher-cost certificates of deposit. Additionally, as part of the February 2007 sale of the McDonald Investments branch network, Key transferred approximately $1.3 billion of NOW and money market deposit accounts to the buyer. McDonald Investments’ NOW and money market deposit accounts averaged $1.5 billion for the second quarter of 2006.
          Compared to the first quarter of 2007, taxable-equivalent net interest income grew by $6 million, and the net interest margin declined by 4 basis points. The improvement in net interest income was attributable to a $1.4 billion, or annualized 7%, increase in average earning assets.
Key’s noninterest income was $649 million for the second quarter of 2007, compared to $545 million for the year-ago quarter. The strong growth reflected increases of $67 million in net gains from principal investing, $23 million in net gains from loan securitizations and sales, and higher revenue from several other fee-based businesses. In addition, results for the current quarter include a $40 million gain related to the sale of MasterCard Incorporated shares, compared to a $9 million gain recorded in the year-ago quarter that resulted from the share redemption by MasterCard Incorporated as part of its initial public offering. Trust and investment services income decreased due to lower brokerage income resulting from the sale of the McDonald Investments branch network. The company experienced increases in both personal and institutional asset management income.
          Compared to the first quarter of 2007, noninterest income declined by $5 million. The company’s first quarter results included a $171 million gain from the sale of the McDonald Investments branch network and $19 million of fee income from the operation of that network. During the same quarter, Key recorded a $49 million loss in connection with the repositioning of the securities portfolio and a $26 million gain from the settlement of the automobile residual value insurance litigation.
          Key’s noninterest expense was $815 million for the second quarter of 2007, compared to $798 million for the same period last year. Included in results for the current quarter is a $42 million charge related to litigation. Personnel expense decreased by $16 million, due to lower incentive compensation accruals stemming from the sale of the McDonald Investments branch network. Excluding the litigation reserve, nonpersonnel expense was down $9 million, due primarily to reductions in professional fees and certain other costs associated with the McDonald Investments branch network.
          Compared to the first quarter of 2007, noninterest expense increased by $31 million as the litigation charge recorded in the second quarter more than offset reductions in both personnel and nonpersonnel expense associated with the McDonald Investments branch network. Additionally, Key recorded a $6 million provision for losses on lending-related commitments in the second quarter, compared to an $8 million credit in the first quarter.

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

ASSET QUALITY
          Key’s provision for loan losses from continuing operations was $53 million for the second quarter of 2007, compared to $23 million for the year-ago quarter and $44 million for the first quarter of 2007.
          Net loan charge-offs for the quarter totaled $53 million, or 0.32% of average loans from continuing operations, compared to $34 million, or 0.22%, for the same period last year and $44 million, or 0.27%, for the previous quarter.
          At June 30, 2007, Key’s nonperforming loans totaled $276 million and represented 0.41% of period-end portfolio loans, compared to 0.39% at March 31, 2007, and 0.41% at June 30, 2006. At June 30, 2007, nonperforming assets totaled $378 million and represented 0.57% of portfolio loans, other real estate owned and other nonperforming assets, compared to 0.54% at March 31, 2007, and 0.46% at June 30, 2006.
          Key’s allowance for loan losses was $945 million, or 1.42% of loans outstanding, at June 30, 2007, compared to $944 million, or 1.44%, at March 31, 2007, and $956 million, or 1.42%, at June 30, 2006.
CAPITAL
          Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2007. Key’s tangible equity to tangible assets ratio was 6.89% at quarter end, compared to 6.97% at March 31, 2007, and 6.68% at June 30, 2006.
          Key repurchased 6.0 million of its common shares and reissued .9 million shares under employee benefit plans during the second quarter of 2007. At June 30, 2007, Key had 16.0 million common shares remaining for repurchase under the current authorization.
          Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.
Summary of Changes in Common Shares Outstanding

in thousands	2Q07	1Q07	4Q06	3Q06	2Q06

Shares outstanding at beginning of period	394,483	399,153	402,748	402,672	405,273
Issuance of shares under employee benefit plans	879	3,330	1,405	2,576	1,399
Repurchase of common shares	(6,000)	(8,000)	(5,000)	(2,500)	(4,000)

Shares outstanding at end of period	389,362	394,483	399,153	402,748	402,672

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

LINE OF BUSINESS RESULTS
          The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue and income from continuing operations for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last two pages of this release.
Major Business Groups

				Percent change 2Q07 vs.
dollars in millions	2Q07	1Q07	2Q06	1Q07	2Q06

Revenue from continuing operations (TE)
Community Banking	$624	$799	$672	(21.9)%	(7.1)%
National Banking	630	605	596	4.1	5.7
Other Segments	92	(20)	21	N/M	338.1

Total Segments	1,346	1,384	1,289	(2.7)	4.4
Reconciling Items	9	(30)	(18)	N/M	N/M

Total	$1,355	$1,354	$1,271	.1%	6.6%

Income (loss) from continuing operations
Community Banking	$97	$197	$100	(50.8)%	(3.0)%
National Banking	169	163	176	3.7	(4.0)
Other Segments	49	(9)	19	N/M	157.9

Total Segments	315	351	295	(10.3)	6.8
Reconciling Items	22	7	8	214.3	175.0

Total	$337	$358	$303	(5.9)%	11.2%

TE =	Taxable Equivalent, N/M = Not Meaningful
Community Bankinga

				Percent change 2Q07 vs.
dollars in millions	2Q07	1Q07	2Q06	1Q07	2Q06

Summary of operations
Net interest income (TE)	$420	$418	$436	.5%	(3.7)%
Noninterest income	204	381	236	(46.5)	(13.6)

Total revenue (TE)	624	799	672	(21.9)	(7.1)
Provision for loan losses	21	14	21	50.0	—
Noninterest expense	448	470	491	(4.7)	(8.8)

Income before income taxes (TE)	155	315	160	(50.8)	(3.1)
Allocated income taxes and TE adjustments	58	118	60	(50.8)	(3.3)

Net income	$97	$197	$100	(50.8)%	(3.0)%

Percent of consolidated income from continuing operations	29%	55%	33%	N/A	N/A

Average balances
Loans and leases	$26,551	$26,426	$26,830	.5%	(1.0)%
Total assets	29,291	29,240	29,918	.2	(2.1)
Deposits	46,171	46,581	46,675	(.9)	(1.1)

(a)	See the table entitled “Significant Items Affecting the Comparability of Earnings” presented earlier in this release for the impact of the McDonald Investments branch network sold February 9, 2007.

TE =	Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Additional Community Banking Data

				Percent change 2Q07 vs.
dollars in millions	2Q07	1Q07	2Q06	1Q07	2Q06

Average deposits outstanding
NOW and money market deposit accounts	$18,996	$19,640	$20,786	(3.3)%	(8.6)%
Savings deposits	1,619	1,617	1,737	.1	(6.8)
Certificates of deposit ($100,000 or more)	4,709	4,576	4,010	2.9	17.4
Other time deposits	12,038	12,051	11,437	(.1)	5.3
Deposits in foreign office	1,046	960	634	9.0	65.0
Noninterest-bearing deposits	7,763	7,737	8,071	.3	(3.8)

Total deposits	$46,171	$46,581	$46,675	(.9)%	(1.1)%

Home equity loans
Average balance	$9,660	$9,677	$10,107
Weighted-average loan-to-value ratio	70%	70%	70%
Percent first lien positions	58	59	60

Other data
On-line households / household penetration	711,254 / 54%	687,263 / 53%	639,444 / 52%
Branches	954	950	946
Automated teller machines	1,450	1,447	2,120

Community Banking Summary of Operations
          Net income for Community Banking was $97 million for the second quarter of 2007, compared to $100 million for the year-ago quarter. Decreases in both net interest income and noninterest income were offset in part by a decline in noninterest expense. The provision for loan losses was essentially unchanged.
          Taxable-equivalent net interest income decreased by $16 million, or 4%, from the second quarter of 2006. The decrease was attributable to a reduction in, and a tighter interest rate spread on, average earning assets, along with a shift from NOW and money market deposit accounts to higher-cost certificates of deposit. Also, as part of the February 2007 sale of the McDonald Investments branch network, Key transferred approximately $1.3 billion of NOW and money market deposit accounts to the buyer. McDonald’s NOW and money market deposit accounts averaged $1.5 billion for the second quarter of 2006.
          Noninterest income decreased by $32 million, or 14%, from the year-ago quarter, due primarily to a reduction in brokerage income caused by the McDonald Investments sale. This reduction was partially offset by an increase in service charges on deposit accounts.
          Noninterest expense declined by $43 million, or 9%. Lower personnel costs and decreases in certain other costs associated with the McDonald Investments branch network accounted for most of the improvement.

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

National Banking

				Percent change 2Q07 vs.
dollars in millions	2Q07	1Q07	2Q06	1Q07	2Q06

Summary of operations
Net interest income (TE)	$348	$340	$349	2.4%	(.3)%
Noninterest income	282	265	247	6.4	14.2

Total revenue (TE)	630	605	596	4.1	5.7
Provision for loan losses	32	30	2	6.7	N/M
Noninterest expense	328	314	313	4.5	4.8

Income from continuing operations before income taxes (TE)	270	261	281	3.4	(3.9)
Allocated income taxes and TE adjustments	101	98	105	3.1	(3.8)

Income from continuing operations	169	163	176	3.7	(4.0)
Income (loss) from discontinued operations, net of taxes	(3)	(8)	5	62.5	N/M

Net income	$166	$155	$181	7.1%	(8.3)%

Percent of consolidated income from continuing operations	50%	45%	58%	N/A	N/A

Average balances from continuing operations
Loans and leases	$39,348	$38,869	$37,730	1.2%	4.3%
Loans held for sale	4,377	3,917	3,821	11.7	14.6
Total assets	49,639	48,480	47,682	2.4	4.1
Deposits	12,036	11,231	10,633	7.2	13.2

TE =	Taxable Equivalent, N/M = Not Meaningful, N/A = Not Applicable
National Banking Summary of Continuing Operations
          Income from continuing operations for National Banking was $169 million for the second quarter of 2007, compared to $176 million for the same period last year. Increases in the provision for loan losses and noninterest expense accounted for the reduction, and more than offset an increase in noninterest income. Net interest income was essentially unchanged from the year-ago quarter.
          Taxable-equivalent net interest income decreased by less than $1 million from the second quarter of 2006. The adverse effect of a tighter interest rate spread on average earning assets was offset by the growth in average loans and deposits.
          The provision for loan losses rose by $30 million, reflecting a higher level of net loan charge-offs.
          Noninterest income was up $35 million, or 14%. The growth was attributable to a significant increase in net gains from loan securitizations and sales, along with higher income from operating leases, and trust and investment services.
          Noninterest expense grew by $15 million, or 5%, due primarily to higher costs associated with operating leases.
Other Segments
          Other segments consist of Corporate Treasury and Key’s Principal Investing unit. These segments generated net income of $49 million for the second quarter of 2007, up from $19 million for the same period last year.

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Line of Business Descriptions
Community Banking
Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses with deposit, investment and credit products, and business advisory services.
Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, trust, portfolio management, insurance, charitable giving and related needs.
Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investment and employee benefit programs, succession planning, access to capital markets, derivatives and foreign exchange.
National Banking
Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties in which at least 50% of the debt service is provided by rental income from nonaffiliated third parties).
Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets, and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.
Institutional and Capital Markets provides products and services to large corporations, middle-market companies, financial institutions, government entities and not-for-profit organizations. These products and services include commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance.
Through its Victory Capital Management unit, Institutional and Capital Markets also manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.
Consumer Finance includes Indirect Lending, Commercial Floor Plan Lending, Home Equity Services and Business Services.
Indirect Lending offers loans to consumers through dealers. This business unit also provides federal and private education loans to students and their parents, and processes payments on loans that private schools make to parents.
Commercial Floor Plan Lending finances inventory for automobile and marine dealers.

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Home Equity Services works with home improvement contractors to provide home equity and home improvement financing solutions.
Business Services provides payroll processing solutions for businesses of all sizes.
          Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $94 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 954 branches and additional offices; a network of 1,450 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, https://www.key.com/,® that provides account access and financial products 24 hours a day.
Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Tuesday, July 17, 2007. An audio replay of the call will be available through July 24.
For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at https://www.key.com/newsroom.

This news release contains forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially due to a variety of factors including: (1) changes in interest rates; (2) changes in trade, monetary or fiscal policy; (3) changes in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (4) increased competitive pressure among financial services companies; (5) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (6) consummation of significant business combinations or divestitures; (7) operational or risk management failures due to technological or other factors; (8) heightened regulatory practices, requirements or expectations; (9) new legal obligations or liabilities or unfavorable resolution of litigation; (10) adverse capital markets conditions; (11) disruption in the economy and general business climate as a result of terrorist activities or military actions; and (12) changes in accounting or tax practices or requirements. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements. For further information regarding KeyCorp, please read KeyCorp’s reports that are filed with the Securities and Exchange Commission and are available at www.sec.gov.
###

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	6-30-07	3-31-07	6-30-06

Summary of operations
Net interest income (TE)	$706	$700	$726
Noninterest income	649	654	545

Total revenue (TE)	1,355	1,354	1,271
Provision for loan losses	53	44	23
Noninterest expense	815	784	798
Income from continuing operations before cumulative effect of accounting change	337	358	303
Income (loss) from discontinued operations, net of taxes	(3)	(8)	5
Net income	334	350	308

Per common share
Income from continuing operations before cumulative effect of accounting change	$.86	$.90	$.75
Income from continuing operations before cumulative effect of accounting change — assuming dilution	.85	.89	.74
Income (loss) from discontinued operations	(.01)	(.02)	.01
Income (loss) from discontinued operations — assuming dilution	(.01)	(.02)	.01
Net income	.85	.88	.76
Net income — assuming dilution	.84	.87	.75
Cash dividends declared	.365	.365	.345
Book value at period end	19.78	19.57	19.21
Market price at period end	34.33	37.47	35.68

Performance ratios — from continuing operations
Return on average total assets	1.45%	1.58%	1.33%
Return on average equity	17.66	19.06	15.85
Net interest margin (TE)	3.46	3.50	3.68

Performance ratios — from consolidated operations
Return on average total assets	1.43%	1.54%	1.32%
Return on average equity	17.50	18.63	16.11
Net interest margin (TE)	3.46	3.51	3.69

Capital ratios at period end
Equity to assets	8.19%	8.28%	8.16%
Tangible equity to tangible assets	6.89	6.97	6.68
Tier 1 risk-based capital [a]	8.10	8.15	7.90
Total risk-based capital [a]	12.08	12.20	12.08
Leverage [a]	9.12	9.17	8.82

Asset quality
Net loan charge-offs	$53	$44	$34
Net loan charge-offs to average loans from continuing operations	.32%	.27%	.22%
Allowance for loan losses	$945	$944	$956
Allowance for loan losses to period-end loans	1.42%	1.44%	1.42%
Allowance for loan losses to nonperforming loans	342.39	371.65	342.65
Nonperforming loans at period end	$276	$254	$279
Nonperforming assets at period end	378	353	308
Nonperforming loans to period-end portfolio loans	.41%	.39%	.41%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.57	.54	.46

Trust and brokerage assets
Assets under management	$85,592	$82,388	$80,349
Nonmanaged and brokerage assets [b]	33,485	32,838	57,682

Other data
Average full-time equivalent employees	18,888	19,801	19,931
Branches	954	950	946

Taxable-equivalent adjustment	$20	$21	$22

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Six months ended
	6-30-07	6-30-06

Summary of operations
Net interest income (TE)	$1,406	$1,448
Noninterest income	1,303	1,026

Total revenue (TE)	2,709	2,474
Provision for loan losses	97	62
Noninterest expense	1,599	1,550
Income from continuing operations before cumulative effect of accounting change	695	577
Income (loss) from discontinued operations, net of taxes	(11)	15
Net income	684	597

Per common share
Income from continuing operations before cumulative effect of accounting change	$1.76	$1.42
Income from continuing operations before cumulative effect of accounting change — assuming dilution	1.74	1.40
Income (loss) from discontinued operations	(.03)	.04
Income (loss) from discontinued operations — assuming dilution	(.03)	.04
Net income	1.73	1.47
Net income — assuming dilution	1.71	1.45
Cash dividends declared	.73	.69

Performance ratios — from continuing operations
Return on average total assets	1.51%	1.29%
Return on average equity	18.35	15.40
Net interest margin (TE)	3.48	3.70

Performance ratios — from consolidated operations
Return on average total assets	1.49%	1.29%
Return on average equity	18.06	15.80
Net interest margin (TE)	3.49	3.73

Asset quality
Net loan charge-offs	$97	$73
Net loan charge-offs to average loans from continuing operations	.30%	.23%

Other data
Average full-time equivalent employees	19,342	19,813

Taxable-equivalent adjustment	$41	$50

(a) 6-30-07 ratio is estimated.
(b) On February 9, 2007, Key sold the McDonald Investments branch network.
TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Consolidated Balance Sheets
(dollars in millions)

	6-30-07	3-31-07	6-30-06

Assets
Loans	$66,692	$65,711	$67,408
Loans held for sale	4,546	4,175	4,189
Investment securities	37	38	44
Securities available for sale	7,819	7,789	7,140
Short-term investments	1,632	2,084	1,577
Other investments	1,602	1,466	1,379

Total earning assets	82,328	81,263	81,737
Allowance for loan losses	(945)	(944)	(956)
Cash and due from banks	1,818	2,052	2,814
Premises and equipment	600	590	557
Operating lease assets	1,110	1,074	1,043
Goodwill	1,202	1,202	1,372
Other intangible assets	110	115	132
Corporate-owned life insurance	2,822	2,805	2,732
Derivative assets	1,160	1,132	1,016
Accrued income and other assets	3,871	3,930	4,347

Total assets	$94,076	$93,219	$94,794

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$23,315	$23,317	$25,291
Savings deposits	1,613	1,654	1,751
Certificates of deposit ($100,000 or more)	6,197	6,094	5,224
Other time deposits	11,832	12,086	11,542

Total interest-bearing deposits	42,957	43,151	43,808
Noninterest-bearing deposits	14,199	13,473	13,268
Deposits in foreign office — interest-bearing	3,443	3,149	3,762

Total deposits	60,599	59,773	60,838
Federal funds purchased and securities sold under repurchase agreements	4,362	5,770	3,654
Bank notes and other short-term borrowings	2,631	1,108	2,360
Derivative liabilities	1,119	870	1,156
Accrued expense and other liabilities	5,083	4,918	4,999
Long-term debt	12,581	13,061	14,050

Total liabilities	86,375	85,500	87,057

Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,652	1,614	1,577
Retained earnings	8,720	8,528	8,199
Treasury stock, at cost	(2,994)	(2,801)	(2,411)
Accumulated other comprehensive loss	(169)	(114)	(120)

Total shareholders’ equity	7,701	7,719	7,737

Total liabilities and shareholders’ equity	$94,076	$93,219	$94,794

Common shares outstanding (000)	389,362	394,483	402,672

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-07	3-31-07	6-30-06	6-30-07	6-30-06

Interest income
Loans	$1,176	$1,161	$1,136	$2,337	$2,196
Loans held for sale	82	75	73	157	141
Investment securities	—	1	1	1	1
Securities available for sale	106	100	84	206	167
Short-term investments	16	18	16	34	31
Other investments	15	13	17	28	42

Total interest income	1,395	1,368	1,327	2,763	2,578

Interest expense
Deposits	447	433	378	880	708
Federal funds purchased and securities sold under repurchase agreements	59	49	20	108	40
Bank notes and other short-term borrowings	18	11	27	29	51
Long-term debt	185	196	198	381	381

Total interest expense	709	689	623	1,398	1,180

Net interest income	686	679	704	1,365	1,398
Provision for loan losses	53	44	23	97	62

Net interest income after provision for loan losses	633	635	681	1,268	1,336

Noninterest income
Trust and investment services income	115	125	139	240	274
Service charges on deposit accounts	84	75	77	159	149
Investment banking and capital markets income	52	44	57	96	117
Operating lease income	66	64	56	130	108
Letter of credit and loan fees	45	38	45	83	85
Corporate-owned life insurance income	32	25	26	57	51
Electronic banking fees	25	24	27	49	51
Net gains from loan securitizations and sales	33	9	10	42	20
Net securities gains (losses)	2	(47)	4	(45)	5
Gain on sale of McDonald Investments branch network	—	171	—	171	—
Other income	195	126	104	321	166

Total noninterest income	649	654	545	1,303	1,026

Noninterest expense
Personnel	411	428	427	839	827
Net occupancy	59	63	59	122	120
Computer processing	49	51	49	100	105
Operating lease expense	55	52	45	107	86
Professional fees	26	26	40	52	73
Equipment	24	25	26	49	52
Marketing	20	19	23	39	38
Other expense	171	120	129	291	249

Total noninterest expense	815	784	798	1,599	1,550

Income from continuing operations before income taxes and cumulative effect of accounting change	467	505	428	972	812
Income taxes	130	147	125	277	235

Income from continuing operations before cumulative effect of accounting change	337	358	303	695	577
Income (loss) from discontinued operations, net of taxes	(3)	(8)	5	(11)	15

Income before cumulative effect of accounting change	334	350	308	684	592
Cumulative effect of change in accounting for forfeited stock-based awards, net of taxes	—	—	—	—	5

Net income	$334	$350	$308	$684	$597

Per common share:
Income from continuing operations before cumulative effect of accounting change	$.86	$.90	$.75	$1.76	$1.42
Income before cumulative effect of accounting change	.85	.88	.76	1.73	1.46
Net income	.85	.88	.76	1.73	1.47

Per common share — assuming dilution:
Income from continuing operations before cumulative effect of accounting change	$.85	$.89	$.74	$1.74	$1.40
Income before cumulative effect of accounting change	.84	.87	.75	1.71	1.44
Net income	.84	.87	.75	1.71	1.45

Cash dividends declared per common share	$.365	$.365	$.345	$.73	$.69

Weighted-average common shares outstanding (000)	392,045	397,875	404,528	394,944	405,949
Weighted-average common shares and potential common shares outstanding (000)	396,918	403,478	410,559	400,180	411,842

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
From Continuing Operations
(dollars in millions)

	Second Quarter 2007			First Quarter 2007			Second Quarter 2006
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Assets
Loans: [a,b]
Commercial, financial and agricultural	$21,856	$401	7.36%	$21,562	$392	7.38%	$21,970	$390	7.12%
Real estate — commercial mortgage	8,565	165	7.75	8,426	163	7.83	8,071	153	7.59
Real estate — construction	8,243	167	8.09	8,227	166	8.20	7,570	152	8.07
Commercial lease financing	10,096	142	5.62	10,094	146	5.78	9,764	148	6.05

Total commercial loans	48,760	875	7.19	48,309	867	7.26	47,375	843	7.13
Real estate — residential	1,472	24	6.57	1,444	24	6.60	1,430	24	6.54
Home equity	10,752	193	7.22	10,706	191	7.22	11,003	193	7.02
Consumer — direct	1,370	37	10.64	1,450	36	10.15	1,685	41	9.64
Consumer — indirect	3,961	67	6.76	3,760	64	6.79	3,503	57	6.66

Total consumer loans	17,555	321	7.33	17,360	315	7.32	17,621	315	7.16

Total loans	66,315	1,196	7.23	65,669	1,182	7.28	64,996	1,158	7.14
Loans held for sale	4,415	82	7.50	3,940	75	7.70	3,844	73	7.64
Investment securities [a]	39	—	6.72	39	1	7.21	46	1	8.01
Securities available for sale [c]	7,793	106	5.45	7,548	100	5.27	7,075	84	4.71
Short-term investments	1,484	16	4.19	1,607	18	4.55	1,678	16	3.89
Other investments [c]	1,541	15	3.68	1,400	13	3.65	1,398	17	4.60

Total earning assets	81,587	1,415	6.95	80,203	1,389	6.99	79,037	1,349	6.83
Allowance for loan losses	(942)			(942)			(958)
Accrued income and other assets	12,767			12,835			13,137

Total assets	$93,412			$92,096			$91,216

Liabilities
NOW and money market deposit accounts	$22,953	179	3.14	$23,424	177	3.06	$25,347	173	2.75
Savings deposits	1,633	1	.19	1,629	1	.19	1,752	1	.20
Certificates of deposit ($100,000 or more) [d]	6,237	79	5.03	6,151	76	5.03	5,382	61	4.54
Other time deposits	12,047	141	4.70	12,063	138	4.64	11,456	115	4.02
Deposits in foreign office [e]	3,600	47	5.20	3,258	41	5.12	2,116	28	5.22

Total interest-bearing deposits	46,470	447	3.85	46,525	433	3.77	46,053	378	3.29
Federal funds purchased and securities sold under repurchase agreements [e]	4,748	59	5.04	3,903	49	5.04	1,692	20	4.76
Bank notes and other short-term borrowings	1,771	18	4.14	1,113	11	3.98	2,497	27	4.17
Long-term debt [d,e]	12,909	185	5.83	13,617	196	5.90	14,088	198	5.59

Total interest-bearing liabilities	65,898	709	4.33	65,158	689	4.29	64,330	623	3.87

Noninterest-bearing deposits	13,927			13,237			13,014
Accrued expense and other liabilities	5,933			6,083			6,205

Total liabilities	85,758			84,478			83,549

Shareholders’ equity	7,654			7,618			7,667

Total liabilities and shareholders’ equity	$93,412			$92,096			$91,216

Interest rate spread (TE)			2.62%			2.70%			2.96%

Net interest income (TE) and net interest margin (TE)		706	3.46%		700	3.50%		726	3.68%

TE adjustment [a]		20			21			22

Net interest income, GAAP basis		$686			$679			$704

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

(e)	Results from continuing operations exclude the dollar amount of liabilities assumed necessary to support interest-earning assets held by the discontinued Champion Mortgage finance business. The interest expense related to these liabilities, which also is excluded from continuing operations, was calculated using a matched funds transfer pricing methodology.

TE =	Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
From Continuing Operations
(dollars in millions)

	Six months ended June 30, 2007			Six months ended June 30, 2006
	Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Assets
Loans: [a,b]
Commercial, financial and agricultural	$21,710	$793	7.37%	$21,846	$747	6.89%
Real estate — commercial mortgage	8,496	328	7.79	8,080	297	7.41
Real estate — construction	8,235	333	8.14	7,442	290	7.87
Commercial lease financing	10,095	288	5.70	9,672	291	6.02

Total commercial loans	48,536	1,742	7.23	47,040	1,625	6.96
Real estate — residential	1,458	48	6.58	1,440	47	6.43
Home equity	10,729	384	7.22	10,987	377	6.92
Consumer — direct	1,410	73	10.39	1,707	82	9.65
Consumer — indirect	3,861	131	6.77	3,436	114	6.66

Total consumer loans	17,458	636	7.33	17,570	620	7.09

Total loans	65,994	2,378	7.25	64,610	2,245	6.99
Loans held for sale	4,179	157	7.59	3,769	141	7.54
Investment securities [a]	39	1	6.96	54	2	7.11
Securities available for sale [c]	7,671	206	5.36	7,111	167	4.66
Short-term investments	1,545	34	4.37	1,711	31	3.65
Other investments [c]	1,471	28	3.66	1,367	42	5.84

Total earning assets	80,899	2,804	6.97	78,622	2,628	6.71
Allowance for loan losses	(942)			(958)
Accrued income and other assets	12,801			13,068

Total assets	$92,758			$90,732

Liabilities
NOW and money market deposit accounts	$23,187	356	3.10	$24,902	318	2.58
Savings deposits	1,631	2	.19	1,782	2	.26
Certificates of deposit ($100,000 or more) [d]	6,194	155	5.03	5,395	119	4.44
Other time deposits	12,055	279	4.67	11,369	219	3.88
Deposits in foreign office [e]	3,430	88	5.16	2,073	50	4.86

Total interest-bearing deposits	46,497	880	3.81	45,521	708	3.14
Federal funds purchased and securities sold under repurchase agreements [e]	4,328	108	5.04	1,858	40	4.34
Bank notes and other short-term borrowings	1,444	29	4.08	2,524	51	4.03
Long-term debt [d,e]	13,261	381	5.87	14,039	381	5.44

Total interest-bearing liabilities	65,530	1,398	4.31	63,942	1,180	3.71

Noninterest-bearing deposits	13,584			12,854
Accrued expense and other liabilities	6,008			6,316

Total liabilities	85,122			83,112

Shareholders’ equity	7,636			7,620

Total liabilities and shareholders’ equity	$92,758			$90,732

Interest rate spread (TE)			2.66%			3.00%

Net interest income (TE) and net interest margin (TE)		1,406	3.48%		1,448	3.70%

TE adjustment [a]		41			50

Net interest income, GAAP basis		$1,365			$1,398

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

(e)	Results from continuing operations exclude the dollar amount of liabilities assumed necessary to support interest-earning assets held by the discontinued Champion Mortgage finance business. The interest expense related to these liabilities, which also is excluded from continuing operations, was calculated using a matched funds transfer pricing methodology.

TE =	Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Noninterest Income
(in millions)

	Three months ended			Six months ended
	6-30-07	3-31-07	6-30-06	6-30-07	6-30-06

Trust and investment services income [a]	$115	$125	$139	$240	$274
Service charges on deposit accounts	84	75	77	159	149
Investment banking and capital markets income [a]	52	44	57	96	117
Operating lease income	66	64	56	130	108
Letter of credit and loan fees	45	38	45	83	85
Corporate-owned life insurance income	32	25	26	57	51
Electronic banking fees	25	24	27	49	51
Net gains from loan securitizations and sales	33	9	10	42	20
Net securities gains (losses)	2	(47)	4	(45)	5
Gain on sale of McDonald Investments branch network	—	171	—	171	—
Other income:
Insurance income	15	14	17	29	31
Loan securitization servicing fees	6	5	5	11	10
Credit card fees	3	3	3	6	6
Net gains from principal investing	90	29	23	119	20
Miscellaneous income	81	75	56	156	99

Total other income	195	126	104	321	166

Total noninterest income	$649	$654	$545	$1,303	$1,026

(a)	Additional detail provided in tables below.
Trust and Investment Services Income
(in millions)

	Three months ended			Six months ended
	6-30-07	3-31-07	6-30-06	6-30-07	6-30-06

Brokerage commissions and fee income	$28	$40	$59	$68	$121
Personal asset management and custody fees	41	40	38	81	77
Institutional asset management and custody fees	46	45	42	91	76

Total trust and investment services income	$115	$125	$139	$240	$274

Investment Banking and Capital Markets Income
(in millions)

	Three months ended			Six months ended
	6-30-07	3-31-07	6-30-06	6-30-07	6-30-06

Investment banking income	$22	$21	$26	$43	$48
Dealer trading and derivatives income	12	8	9	20	16
Income from other investments	6	5	11	11	32
Foreign exchange income	12	10	11	22	21

Total investment banking and capital markets income	$52	$44	$57	$96	$117

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Noninterest Expense
(dollars in millions)

	Three months ended			Six months ended
	6-30-07	3-31-07	6-30-06	6-30-07	6-30-06

Personnel [a]	$411	$428	$427	$839	$827
Net occupancy	59	63	59	122	120
Computer processing	49	51	49	100	105
Operating lease expense	55	52	45	107	86
Professional fees	26	26	40	52	73
Equipment	24	25	26	49	52
Marketing	20	19	23	39	38
Other expense:
Postage and delivery	11	12	12	23	25
Franchise and business taxes	8	9	10	17	20
Telecommunications	7	7	7	14	14
Provision (credit) for losses on lending-related commitments	6	(8)	—	(2)	—
Miscellaneous expense	139	100	100	239	190

Total other expense	171	120	129	291	249

Total noninterest expense	$815	$784	$798	$1,599	$1,550

Average full-time equivalent employees	18,888	19,801	19,931	19,342	19,813

(a)	Additional detail provided in table below.
Personnel Expense
(in millions)

	Three months ended			Six months ended
	6-30-07	3-31-07	6-30-06	6-30-07	6-30-06

Salaries	$236	$245	$234	$481	$463
Incentive compensation	82	75	98	157	175
Employee benefits	73	82	75	155	155
Stock-based compensation	16	24	18	40	32
Severance	4	2	2	6	2

Total personnel expense	$411	$428	$427	$839	$827

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Loan Composition
(dollars in millions)

				Percent change 6-30-07 vs.
	6-30-07	3-31-07	6-30-06	3-31-07	6-30-06

Commercial, financial and agricultural	$21,814	$21,476	$21,598	1.6%	1.0%
Commercial real estate:
Commercial mortgage	8,629	8,519	7,994	1.3	7.9
Construction	8,214	8,355	7,767	(1.7)	5.8

Total commercial real estate loans	16,843	16,874	15,761	(.2)	6.9
Commercial lease financing	10,138	10,036	9,909	1.0	2.3

Total commercial loans	48,795	48,386	47,268	.8	3.2
Real estate — residential mortgage	1,572	1,440	1,418	9.2	10.9
Home equity [a]	10,879	10,669	13,509	2.0	(19.5)
Consumer — direct	1,366	1,375	1,670	(.7)	(18.2)
Consumer — indirect:
Marine	3,444	3,203	2,920	7.5	17.9
Other	636	638	623	(.3)	2.1

Total consumer — indirect loans	4,080	3,841	3,543	6.2	15.2

Total consumer loans	17,897	17,325	20,140	3.3	(11.1)

Total loans	$66,692	$65,711	$67,408	1.5%	(1.1)%

(a)	On August 1, 2006, Key transferred $2.5 billion of home equity loans from the loan portfolio to loans held for sale in connection with the November 2006 sale of the Champion Mortgage loan portfolio. Excluding the transfer, home equity loans were down $156 million, or 1%, from the second quarter of 2006.
Loans Held for Sale Composition
(dollars in millions)

				Percent change 6-30-07 vs.
	6-30-07	3-31-07	6-30-06	3-31-07	6-30-06

Commercial, financial and agricultural	$76	$68	$45	11.8%	68.9%
Real estate — commercial mortgage	1,613	1,224	1,133	31.8	42.4
Real estate — construction	172	163	36	5.5	377.8
Commercial lease financing	22	1	—	N/M	N/M
Real estate — residential mortgage	39	26	27	50.0	44.4
Home equity	—	—	1	—	(100.0)
Education	2,616	2,681	2,929	(2.4)	(10.7)
Automobile	8	12	18	(33.3)	(55.6)

Total loans held for sale	$4,546	$4,175	$4,189	8.9%	8.5%

N/M = Not Meaningful

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended			Six months ended
	6-30-07	3-31-07	6-30-06	6-30-07	6-30-06

Average loans outstanding from continuing operations	$66,315	$65,669	$64,996	$65,994	$64,610

Allowance for loan losses at beginning of period	$944	$944	$966	$944	$966
Loans charged off:
Commercial, financial and agricultural	30	17	20	47	44

Real estate — commercial mortgage	5	6	3	11	6
Real estate — construction	2	1	—	3	2

Total commercial real estate loans	7	7	3	14	8
Commercial lease financing	9	13	8	22	14

Total commercial loans	46	37	31	83	66
Real estate — residential mortgage	1	1	2	2	3
Home equity	8	8	8	16	16
Consumer — direct	8	7	9	15	19
Consumer — indirect	9	11	9	20	20

Total consumer loans	26	27	28	53	58

	72	64	59	136	124

Recoveries:
Commercial, financial and agricultural	6	7	7	13	19
Real estate — commercial mortgage	1	3	—	4	1
Commercial lease financing	4	3	9	7	14

Total commercial loans	11	13	16	24	34
Real estate — residential mortgage	1	—	1	1	1
Home equity	2	1	1	3	3
Consumer — direct	1	2	2	3	4
Consumer — indirect	4	4	5	8	9

Total consumer loans	8	7	9	15	17

	19	20	25	39	51

Net loan charge-offs	(53)	(44)	(34)	(97)	(73)
Provision for loan losses from continuing operations	53	44	23	97	62
Provision for loan losses from discontinued operations	—	—	1	—	1
Foreign currency translation adjustment	1	—	—	1	—

Allowance for loan losses at end of period	$945	$944	$956	$945	$956

Net loan charge-offs to average loans from continuing operations	.32%	.27%	.22%	.30%	.23%
Allowance for loan losses to period-end loans	1.42	1.44	1.42	1.42	1.42
Allowance for loan losses to nonperforming loans	342.39	371.65	342.65	342.39	342.65

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Changes in Liability for Credit Losses on Lending-Related Commitments
(in millions)

	Three months ended			Six months ended
	6-30-07	3-31-07	6-30-06	6-30-07	6-30-06

Balance at beginning of period	$45	$53	$59	$53	$59
Provision (credit) for losses on lending-related commitments	6	(8)	—	(2)	—
Charge-offs	(1)	—	—	(1)	—

Balance at end of period [a]	$50	$45	$59	$50	$59

Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	6-30-07	3-31-07	12-31-06	9-30-06	6-30-06

Commercial, financial and agricultural	$83	$70	$38	$42	$76

Real estate — commercial mortgage	41	44	48	36	35
Real estate — construction	23	10	10	37	4

Total commercial real estate loans	64	54	58	73	39
Commercial lease financing	34	31	22	20	29

Total commercial loans	181	155	118	135	144
Real estate — residential mortgage	27	32	34	34	36
Home equity [b]	55	52	50	46	90
Consumer — direct	2	2	2	2	3
Consumer — indirect	11	13	11	6	6

Total consumer loans	95	99	97	88	135

Total nonperforming loans	276	254	215	223	279

Nonperforming loans held for sale [b]	4	3	3	56	1

OREO	27	42	57	52	26
Allowance for OREO losses	(2)	(2)	(3)	(3)	(1)

OREO, net of allowance	25	40	54	49	25

Other nonperforming assets	73	56 [c]	1	1	3

Total nonperforming assets	$378	$353	$273	$329	$308

Accruing loans past due 90 days or more	$181	$146	$120	$125	$119
Accruing loans past due 30 through 89 days	623	626	644	715	600
Nonperforming loans to period-end portfolio loans	.41%	.39%	.33%	.34%	.41%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.57	.54	.41	.50	.46

Summary of Changes in Nonperforming Loans
(in millions)

	2Q07	1Q07	4Q06	3Q06	2Q06

Balance at beginning of period	$254	$215	$223	$279	$295
Loans placed on nonaccrual status	130	129	115	134	98
Charge-offs	(72)	(61)	(74)	(70)	(59)
Loans sold	(7)	—	(5)	(22)	(6)
Payments	(21)	(7)	(23)	(43)	(45)
Transfer to held-for-sale portfolio [b]	—	—	—	(55)	—
Transfers to OREO	—	(9)	(12)	—	(4)
Loans returned to accrual status	(8)	(13)	(9)	—	—

Balance at end of period	$276	$254	$215	$223	$279

(a)	Included in “accrued expense and other liabilities” on the consolidated balance sheet.

(b)	On August 1, 2006, Key transferred approximately $55 million of home equity loans from nonperforming loans to nonperforming loans held for sale in connection with an expected sale of the Champion Mortgage finance business.

(c)	Primarily one investment of approximately $51 million held by the Private Equity unit within Key’s Real Estate Capital line of business.

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Line of Business Results
(dollars in millions)
Community Banking

						Percent change 2Q07 vs.
	2Q07	1Q07	4Q06	3Q06	2Q06	1Q07	2Q06

Summary of operations
Total revenue (TE)	$624	$799	$670	$679	$672	(21.9)%	(7.1)%
Provision for loan losses	21	14	23	22	21	50.0	—
Noninterest expense	448	470	492	486	491	(4.7)	(8.8)
Net income	97	197	97	107	100	(50.8)	(3.0)
Average loans and leases	26,551	26,426	26,667	26,767	26,830	.5	(1.0)
Average deposits	46,171	46,581	47,383	46,976	46,675	(.9)	(1.1)
Net loan charge-offs	26	19	24	22	24	36.8	8.3
Return on average allocated equity	15.80%	32.46%	15.41%	16.93%	16.09%	N/A	N/A
Average full-time equivalent employees	8,202	8,619	8,805	8,915	8,782	(4.8)	(6.6)

Supplementary information (lines of business)
Regional Banking
Total revenue (TE)	$530	$707	$571	$578	$573	(25.0)%	(7.5)%
Provision for loan losses	19	18	19	19	19	5.6	—
Noninterest expense	400	421	444	436	439	(5.0)	(8.9)
Net income	69	167	68	77	72	(58.7)	(4.2)
Average loans and leases	18,433	18,453	18,648	18,796	18,854	(.1)	(2.2)
Average deposits	42,694	43,012	43,721	43,449	43,145	(.7)	(1.0)
Net loan charge-offs	19	18	19	19	21	5.6	(9.5)
Return on average allocated equity	16.07%	38.99%	15.23%	17.22%	16.46%	N/A	N/A
Average full-time equivalent employees	7,883	8,296	8,484	8,595	8,454	(5.0)	(6.8)

Commercial Banking
Total revenue (TE)	$94	$92	$99	$101	$99	2.2%	(5.1)%
Provision for loan losses	2	(4)	4	3	2	N/M	—
Noninterest expense	48	49	48	50	52	(2.0)	(7.7)
Net income	28	30	29	30	28	(6.7)	—
Average loans and leases	8,118	7,973	8,019	7,971	7,976	1.8	1.8
Average deposits	3,477	3,569	3,662	3,527	3,530	(2.6)	(1.5)
Net loan charge-offs	7	1	5	3	3	600.0	133.3
Return on average allocated equity	15.16%	16.80%	15.85%	16.24%	15.22%	N/A	N/A
Average full-time equivalent employees	319	323	321	320	328	(1.2)	(2.7)

KeyCorp Reports Second Quarter 2007 Earnings
July 17, 2007

Line of Business Results (continued)
(dollars in millions)
National Banking

						Percent change 2Q07 vs.
	2Q07	1Q07	4Q06	3Q06	2Q06	1Q07	2Q06

Summary of operations
Total revenue (TE)	$630	$605	$678	$596	$596	4.1%	5.7%
Provision for loan losses	32	30	30	13	2	6.7	N/M
Noninterest expense	328	314	330	305	313	4.5	4.8
Income from continuing operations	169	163	199	174	176	3.7	(4.0)
Net income	166	155	34	181	181	7.1	(8.3)
Average loans and leases [a]	39,348	38,869	38,498	37,898	37,730	1.2	4.3
Average loans held for sale [a]	4,377	3,917	4,521	4,553	3,821	11.7	14.6
Average deposits [a]	12,036	11,231	11,839	11,066	10,633	7.2	13.2
Net loan charge-offs [a]	27	25	30	21	10	8.0	170.0
Return on average allocated equity [a]	16.43%	16.49%	19.93%	17.85%	18.55%	N/A	N/A
Return on average allocated equity	16.14	15.68	3.21	17.46	17.93	N/A	N/A
Average full-time equivalent employees	3,830	4,219	4,313	4,326	4,231	(9.2)	(9.5)

Supplementary information (lines of business)
Real Estate Capital
Total revenue (TE)	$188	$167	$189	$170	$176	12.6%	6.8%
Provision for loan losses	8	1	18	7	—	700.0	N/M
Noninterest expense	78	72	70	70	72	8.3	8.3
Net income	64	59	63	58	65	8.5	(1.5)
Average loans and leases	12,827	12,755	12,931	12,854	12,719	.6	.8
Average loans held for sale	1,241	1,145	1,125	1,022	692	8.4	79.3
Average deposits	4,865	4,297	4,096	3,598	3,467	13.2	40.3
Net loan charge-offs	3	1	8	—	2	200.0	50.0
Return on average allocated equity	19.55%	19.28%	20.40%	19.03%	21.80%	N/A	N/A
Average full-time equivalent employees	991	971	957	970	980	2.1	1.1

Equipment Finance
Total revenue (TE)	$155	$135	$146	$137	$136	14.8%	14.0%
Provision for loan losses	16	13	7	11	2	23.1	700.0
Noninterest expense	93	85	77	81	76	9.4	22.4
Net income	29	23	39	28	36	26.1	(19.4)
Average loans and leases	10,609	10,479	10,222	10,100	9,871	1.2	7.5
Average loans held for sale	10	4	33	6	34	150.0	(70.6)
Average deposits	16	13	15	19	14	23.1	14.3
Net loan charge-offs	16	13	14	11	3	23.1	433.3
Return on average allocated equity	13.08%	10.55%	17.72%	12.78%	17.15%	N/A	N/A
Average full-time equivalent employees	971	952	938	927	915	2.0	6.1

Institutional and Capital Markets
Total revenue (TE)	$189	$182	$223	$190	$192	3.8%	(1.6)%
Provision for loan losses	—	—	(4)	4	(4)	—	(100.0)
Noninterest expense	116	115	137	111	117	.9	(.9)
Net income	45	41	57	48	48	9.8	(6.3)
Average loans and leases	7,454	7,436	7,521	7,390	7,601	.2	(1.9)
Average loans held for sale	468	140	387	454	139	234.3	236.7
Average deposits	6,728	6,491	7,285	6,933	6,676	3.7	.8
Net loan charge-offs (recoveries)	—	1	(2)	4	(2)	(100.0)	100.0
Return on average allocated equity	15.15%	14.16%	19.18%	16.94%	17.57%	N/A	N/A
Average full-time equivalent employees	1,302	1,350	1,375	1,385	1,296	(3.6)	.5

Consumer Finance
Total revenue (TE)	$98	$121	$120	$99	$92	(19.0)%	6.5%
Provision for loan losses	8	16	9	(9)	4	(50.0)	100.0
Noninterest expense	41	42	46	43	48	(2.4)	(14.6)
Income from continuing operations	31	40	40	40	27	(22.5)	14.8
Net income (loss)	28	32	(125)	47	32	(12.5)	(12.5)
Average loans and leases [a]	8,458	8,199	7,824	7,554	7,539	3.2	12.2
Average loans held for sale [a]	2,658	2,628	2,976	3,071	2,956	1.1	(10.1)
Average deposits [a]	427	430	443	516	476	(.7)	(10.3)
Net loan charge-offs [a]	8	10	10	6	7	(20.0)	14.3
Return on average allocated equity [a]	16.99%	22.82%	23.20%	23.83%	16.14%	N/A	N/A
Return on average allocated equity	15.34	18.25	(53.67)	20.47	14.04	N/A	N/A
Average full-time equivalent employees	566	946	1,043	1,044	1,040	(40.2)	(45.6)

(a)	From continuing operations.

TE =	Taxable Equivalent

N/A =	Not Applicable

N/M =	Not Meaningful